UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                      August 28, 2001           (August 22, 2001)
                      ---------------           -----------------
                       Date of Report    (Date of Earliest Event Reported)



                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)




         Pennsylvania               000-22026                25-1407782
    --------------------     ------------------------    -----------------
    (State or other          (Commission File Number)   (IRS Employer
         jurisdiction                                     Identification No.)
          of corporation)




One RentWay Place, Erie, Pennsylvania                        16505
------------------------------------------------------------------------------
(Address of principal executive offices)                   Zip Code



Registrant's telephone number, including area code:       (814) 455-5378
                                                    --------------------------

Item 5.           Other Events


Rent-Way Revenue Increases 9.3% in Q3, 13.2% Year-to-Date

o         Continues Debt Reduction
o         Aggressive Programs Target Margin    Improvement
o         Updates Revenue Projections

Erie, Pennsylvania, August 22, 2001 -- Rent-Way Inc. (NYSE:RWY) today issued financial results for its fiscal third quarter, ended June 30, 2001. It also released results for the first and second quarter of the current fiscal year. During the third quarter, Rent-Way reported revenue of $165.0 million, an increase of 9.3% over the third quarter of fiscal 2000. EPS for the third quarter was a loss of $0.35, versus an EPS loss of ($0.01) in the year-earlier third quarter. The drop in earnings was largely due to atypical expenses and management steps to improve margins over the long term. The company also announced that it had reduced debt by $44 million and payables by $30 million from its cash flow. The results for the most recent and two preceding quarters are summarized in the following table.


    Quarter Ended        Revenue (MM)      Diluted Earnings      Quarter Ended      Revenue (MM)    Diluted Earnings
                                              Per Share                                                 Per Share

Dec. 31, 2000               $158.7             ($1.05)         Dec. 31, 1999           $140.9             $0.19
March 31, 2001              $175.0             ($0.16)         March 31, 2000          $148.9            ($0.01)
June 30, 2001               $165.0             ($0.35)         June 30, 2000           $150.9            ($0.01)

*Unaudited

William Morgenstern, Rent-Way's chairman and CEO stated, "Rent-Way is emerging as a leaner, more efficient operating company. We are committed to reaching our previously stated goal of generating a 14% operating profit in the month of March, 2002. We have taken many steps that have depressed margins temporarily, the benefits of which will appear as we move into a strong recovery in calendar 2002. Our revenue comparisons continue to improve, in line with expectations."

AGGRESSIVE PROGRAMS TO BOOST MARGINS

Rent-Way senior executives discussed margin-enhancing programs it has implemented since shortly after it discovered accounting improprieties late last year. The programs center around three key areas:

o Reduce field and corporate expenses by 3-4 percent of sales
o Rationalize store count by closing, merging or selling under-performing stores
o Increase gross margins by 6-8% by implementing price changes and purging lower end, less profitable merchandise

Their initial phase emphasized steps that offered rapid payback, such as cutting overhead expenses, eliminating regional manager positions and closing or merging 39 stores. Another group of smaller, lower-revenue generating stores is currently under review. Excluding one-time costs already incurred such as severance, leasehold and fixed asset write-offs, these efforts are expected to enhance operating margins by the end of December, 2001.

Late in the June quarter, Rent-Way initiated steps to improve inventory management and gross margins. The company has determined that there was a significant amount of idle inventory that, because of its age and condition, was not capable of generating normal gross margins. The company authorized store managers to reduce rates and terms on this product. This program will depress profitability through the December, 2001 quarter.

The company has implemented changes that will prevent the buildup of idle merchandise and tighten inventory replenishment procedures. Management profit incentives will be adversely impacted if stock levels are not managed properly. Systems enhancements have improved the ability of managers to monitor discounting and pricing practices on a daily basis. Prices were increased and contract terms were modified on a number of products, including Gateway PCs and ISP service. A number of low-end products have been eliminated. Rent-Way expects these changes to improve gross margin by 6-8 percent of sales by March, 2002.

NEW MARKETING CAMPAIGN

Rent-Way will launch an aggressive new marketing campaign shortly, aimed at promoting higher end, more profitable merchandise. Mr. Morgenstern noted, "Last year our stores generated 600,000 deliveries during the fall and holiday selling season. We anticipate similar results this year and anxiously look forward to this opportunity to dramatically change the mix of products that will have a positive impact on our top and bottom line." An exciting, high-energy four month marketing effort will be launched in September and continue through the end of the year. The company will be making a major announcement within the next two weeks related to its marketing programs.

William McDonnell, Vice President-Finance and CFO, observed, "Atypical, temporary expenses have reduced margins by approximately 3.5 percent of sales during fiscal 2001. Half of these costs were incurred in connection with the investigation, including approximately $6 million in legal and accounting fees. The rest reflect numerous steps to improve operating margins on a long-term basis, consistent with our goals for March, 2002. These steps have reduced profitability in the near term, and their negative impact will continue in the September and December periods. In addition, we continue to incur costs related to forbearance on our credit facility. We anticipate concluding an amendment with our bank group to end forbearance by the end of the summer. However, as we enter calendar 2002, the drag from items such as inventory reduction, expenses related to closed stores, severance costs, forbearance and the investigation will disappear."

Mr. McDonnell also stated, "We are providing updated projections for revenues for the next three quarters. At this time, however, we are not releasing a net income projection for these periods. We will update earnings projections upon completion of our bank amendment, inventory rationalization and the analysis of possible store closures."

Mr. Morgenstern concluded, "Today, we are describing programs, which we have already implemented, that will restore our margins to acceptable levels. We are already seeing benefits from these steps, although unusual costs have depressed our net income during the first three quarters of 2001. We see an exciting recovery unfolding for Rent-Way as we wind down fiscal 2001 and prepare to enter fiscal 2002, our 20th year in business."

Rent-Way has provided the following updated revenue projections, which reflect the impact of 40 fewer stores and possible closing or merging of another group of stores, and slightly slower than normal summer rentals.

Quarter Ending:                 Revenue  (MM)
September 30, 2001                 $155-160
December 31, 2001                  $160-165
March 31, 2002                     $165-175

A conference call will be held on August 22 at 4:30 p.m. to review Rent-Way's results. It will be webcast at http://www.videonewswire.com/event.asp?id=966. A replay will be available for 24 hours by dialing 800/252-6030. The passcode for the replay will be 9653877.

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,130 stores in 42 states.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on its high level of outstanding debt, (8) the company's ability to negotiate continued forbearance or similar agreements or arrangements with its senior lenders, (9) the company's ability to negotiate an amendment to its existing senior credit facility, under which it is currently in default, or to refinance the debt thereunder, (10) the inherent uncertainty in predicting actions of third parties, including the company's bank lenders, among others, (11) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company and (12) the outcome of any continuing investigations or proceedings involving the company, including investigations or proceedings commenced by governmental authorities, such as the SEC and the U.S. Department of Justice. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   Rent-Way, Inc.
                              ---------------------
                                   (Registrant)





           August 28, 2001                        /s/ John A. Lombardi
------------------------------------      --------------------------------------
                 Date                                    (Signature)
                                                      John A. Lombardi
                                         Chief Accounting Officer and Controller





          August 28, 2001                       /s/ William A. McDonnell
------------------------------------      --------------------------------------
                 Date                                    (Signature)
                                                    William A. McDonnell
                                      Vice President and Chief Financial Officer